Exhibit 99.1

Vestis Reports Fourth Quarter and Fiscal Year 2023 Results

Vestis completes spin-off from Aramark and declares quarterly dividend

Fiscal 2023 results

  Revenue of $2.8 billion increased 5% year-over-year
  Operating income of $218 million and operating margin of 7.7%
  Adjusted operating income of $294 million and adjusted operating margin of 10.4%
  Net income of $213 million including gain on sale of an investment
  Adjusted EBITDA of $404 million and adjusted EBITDA margin of 14.3%

ATLANTA--(BUSINESS WIRE)--November 29, 2023--Vestis (NYSE: VSTS), a leading provider of uniforms and workplace supplies, today announced its results for the fourth quarter and fiscal year ended September 29, 2023, and its outlook for fiscal year 2024.

Management Commentary

“2023 was a year of milestones for Vestis as we delivered strong financial performance through the hard work and commitment of our ~20,000 teammates and successfully completed our spin-off from Aramark into a separate publicly traded company,” said Vestis President and Chief Executive Officer Kim Scott. “We are energized as we enter 2024 with great momentum and a clear pathway to value creation for all of our stakeholders.”

Fiscal Year 2023 Financial Highlights

This press release contains non-GAAP financial measures. Reconciliations of non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

($ in millions)	Consolidated
	Fiscal 2023	Fiscal 2022	Change
Revenue	$2,825.3	$2,687.0	5.1%
Operating Income	$217.9	$192.2	13.4%
Adjusted Operating Income	$293.6	$264.6	11.0%
Net Income	$213.2	$141.7	50.5%
Adjusted EBITDA	$403.9	$373.0	8.3%
Adjusted EBITDA Margin	14.3%	13.9%	42	bps

($ in millions)	U.S. Segment				Canada Segment
	Fiscal 2023	Fiscal 2022	Change		Fiscal 2023	Fiscal 2022	Change
Revenue	$2,575.4	$2,447.0	5.2%		$249.9	$240.0	4.1%
Operating Income	$303.8	$243.0	25.0%		$13.7	$18.0	(23.9)%
Operating Income Margin	11.8%	9.9%	187	bps	5.5%	7.5%	(202	)bps
Adjusted Operating Income	$318.5	$286.3	11.2%		$21.4	$25.6	(16.4)%
Adjusted Operating Income Margin	12.4%	11.7%	67	bps	8.6%	10.7%	(211	)bps
Adjusted EBITDA	$418.0	$383.1	9.1%		$31.8	$36.7	(13.4)%
Adjusted EBITDA Margin	16.2%	15.7%	57	bps	12.7%	15.3%	(256	)bps

Vestis’ fiscal year 2023 revenue growth of 5.1% represented strong performance against the Company’s strategic growth priorities comprised of cross-selling existing customers, high quality new growth and pricing actions. Excluding the unfavorable impact from changes in foreign currency, Vestis’ growth rate was 5.7%.

Full year adjusted operating income growth of 11.0% was a result of the team’s focus on delivering efficient operations and leveraging idle plant and route capacity to capture growth in areas that provide greater density across the Company’s network.

Q4 2023 Financial Highlights

($ in millions)	Consolidated
	Q4 2023	Q4 2022	Change
Revenue	$715.9	$683.2	4.8%
Operating Income	$57.8	$30.5	89.5%
Operating Income Margin	8.1%	4.5%	361	bps
Adjusted Operating Income	$84.5	$72.2	17.0%
Adjusted Operating Income Margin	11.8%	10.6%	123	bps
Net Income	$94.0	$23.2	305.2%
Adjusted EBITDA	$112.8	$99.4	13.5%
Adjusted EBITDA Margin	15.8%	14.5%	121	bps

($ in millions)	U.S. Segment				Canada Segment
	Q4 2023	Q4 2022	Change		Q4 2023	Q4 2022	Change
Revenue	$654.3	$623.2	5.0%		$61.6	$60.0	2.7%
Operating Income	$87.7	$45.8	91.5%		$3.5	$2.8	25.0%
Operating Income Margin	13.4%	7.3%	605	bps	5.7%	4.7%	101	bps
Adjusted Operating Income	$91.4	$78.9	15.8%		$5.4	$4.7	14.9%
Adjusted Operating Income Margin	14.0%	12.7%	131	bps	8.8%	7.8%	94	bps
Adjusted EBITDA	$116.7	$103.3	13.0%		$8.3	$7.4	12.2%
Adjusted EBITDA Margin	17.8%	16.6%	126	bps	13.5%	12.3%	114	bps

Fourth quarter 2023 revenue growth of 4.8% was aligned with the Company’s strategy to grow with existing customers through workplace supplies while taking pricing actions to help offset the inflationary environment. Excluding the unfavorable impact from changes in foreign currency, Vestis’ growth rate was 5.0%.

Adjusted operating income increased 17.0% driven by operating leverage from revenue growth which more than offset higher labor, energy and public company preparedness costs.

Balance Sheet and Cash Flow

  Net cash provided by operating activities of $257.0 million for fiscal year 2023 compared to $232.8 million for fiscal year 2022
  Free cash flow of $190.3 million for fiscal year 2023 compared to $163.7 million for fiscal year 2022
  As of September 29, 2023, cash and cash equivalents totaled $36.1 million
  As of September 29, 2023, total debt outstanding was $1.5 billion, with net leverage at 3.95x
  The Company has $300 million in undrawn capacity under its revolving credit facility

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.035 per common share payable on January 4, 2024 to shareholders of record at the close of business on December 15, 2023.

Fiscal Year 2024 Outlook

The Company expects to deliver revenue growth in the range of 4.0 to 4.5% through a continued focus on providing service excellence to our customers and delivering high-quality growth.

As a result of solid progress against our strategic plan, in fiscal 2024 we expect our adjusted EBITDA margin to be maintained at not less than the fiscal 2023 level (14.3%), with approximately 50 to 60 basis points of margin expansion offsetting approximately $15 to $18 million in incremental public company costs in the period.

Our strategic imperatives include disciplined capital allocation with de-levering as a priority, and we expect not less than 100% free cash flow conversion of net income.

Forward Looking Non-GAAP Information

This release includes certain non-GAAP financial information that is forward-looking in nature, including without limitation adjusted EBITDA margin. Vestis believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require Vestis to predict the timing and likelihood of among other things future acquisitions and divestitures, restructurings, asset impairments, other charges and other factors not within Vestis’ control. Neither these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP measures are not provided. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. The estimates of revenue growth for fiscal year 2024 and adjusted EBITDA margin for fiscal year 2024 do not attempt to forecast currency fluctuations and, accordingly, reflect an assumption of constant currency.

Conference Call Information

Vestis will host a webcast to discuss its fourth quarter and fiscal year 2023 results on Wednesday, November 29, 2023 at 9:00 AM ET. The webcast can be accessed live through the investor relations section of the Company’s website at www.vestis.com. Additionally, a slide presentation will accompany the call and will also be available on the Company’s website. A replay of the live event will be available on the Company’s website shortly after the call for 90 days.

The live event can also be accessed by dialing (800) 274-8461 and entering conference ID VSTSQ423. For International participants, the event can be accessed by dialing (203) 518-9814 and entering conference ID VSTSQ423.

About Vestis™

Vestis is a leader in the B2B uniform and workplace supplies category. Vestis provides uniform services and workplace supplies to a broad range of North American customers from Fortune 500 companies to locally owned small businesses across a broad set of end sectors. The Company’s comprehensive service offering primarily includes a full-service uniform rental program, floor mats, towels, linens, managed restroom services, first aid supplies, and cleanroom and other specialty garment processing.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the securities laws. All statements that reflect our expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to discussions of future operations and financial performance and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. In some cases, forward-looking statements can be identified by words such as “2024 outlook,” “aim,” “anticipate,” “are or remain or continue to be confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict including, but not limited to: unfavorable economic conditions; increases in fuel and energy costs; the failure to retain current customers, renew existing customer contracts and obtain new customer contracts; natural disasters, global calamities, climate change, pandemics, strikes and other adverse incidents; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our support services contracts; a determination by our customers to reduce their outsourcing or use of preferred vendors; risks associated with suppliers from whom our products are sourced; challenge of contracts by our customers; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; currency risks and other risks associated with international operations; our inability to hire and retain key or sufficient qualified personnel or increases in labor costs; continued or further unionization of our workforce; liability resulting from our participation in multiemployer-defined benefit pension plans; liability associated with noncompliance with applicable law or other governmental regulations; laws and governmental regulations including those relating to the environment, wage and hour and government contracting; increases or changes in income tax rates or tax-related laws; new interpretations of or changes in the enforcement of the government regulatory framework; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; stakeholder expectations relating to environmental, social and governance considerations; the expected benefits of the separation from Aramark and the risk that conditions to the separation will not be satisfied; the risk of increased costs from lost synergies; retention of existing management team members as a result of the separation from Aramark; reaction of customers, employees and other parties to the separation from Aramark, and the impact of the separation on our business; our leverage and ability to meet debt obligations; any failure by Aramark to perform its obligations under the various separation agreements entered into in connection with the separation and distribution; a determination by the IRS that the distribution or certain related transactions are taxable; and the and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Vestis’ filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

VESTIS CORPORATION
COMBINED STATEMENTS OF INCOME
(Unaudited)
(In thousands)

	Three Months Ended		Fiscal Year Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Revenue	$715,901	$683,173	$2,825,286	$2,687,005
Operating Expenses:
Cost of services provided (exclusive of depreciation and amortization)	490,072	511,464	1,970,215	1,909,676
Depreciation and amortization	34,792	33,749	136,504	134,352
Selling, general and administrative expenses	133,262	107,382	500,658	450,734
Total Operating Expenses	658,126	652,595	2,607,377	2,494,762
Operating Income	57,775	30,578	217,909	192,243
Gain on Sale of Equity Investment, net	(51,831)	—	(51,831)	—
Interest Expense and Other, net	278	(524)	10	2,284
Income Before Income Taxes	109,328	31,102	269,730	189,959
Provision for Income Taxes	15,356	7,889	56,572	48,280
Net Income	$93,972	$23,213	$213,158	$141,679

VESTIS CORPORATION
CONDENSED COMBINED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 29, 2023	September 30, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$36,051	$23,736
Receivables (net of allowances: 2023 - $25,066; 2022 - $29,100)	392,916	368,714
Inventories, net	174,719	183,439
Rental merchandise in service, net	399,035	393,140
Other current assets	17,244	18,252
Total current assets	1,019,965	987,281
Property and Equipment, at cost:
Land, buildings and improvements	585,797	579,915
Equipment	1,110,812	1,027,224
	1,696,609	1,607,139
Less - Accumulated depreciation	(1,032,078)	(957,540)
Total property and equipment, net	664,531	649,599
Goodwill	963,543	963,375
Other Intangible Assets, net	238,608	264,264
Operating Lease Right-of-use Assets	57,890	72,567
Other Assets	212,587	195,926
Total Assets	$3,157,124	$3,133,012
LIABILITIES AND PARENT’S EQUITY
Current Liabilities:
Current maturities of long-term borrowings	$26,250	$—
Current maturities of financing lease obligations	27,659	20,482
Current operating lease liabilities	19,935	20,899
Accounts payable	134,498	167,125
Accrued payroll and related expenses	113,771	119,032
Accrued expenses and other current liabilities	73,412	74,657
Total current liabilities	395,525	402,195
Long-Term Borrowings	1,462,693	—
Noncurrent Financing Lease Obligations	105,217	86,783
Noncurrent Operating Lease Liabilities	46,084	54,017
Deferred Income Taxes	217,647	201,826
Other Noncurrent Liabilities	52,598	52,379
Total Liabilities	2,279,764	797,200
Parent’s Equity:
Net parent investment	908,533	2,367,492
Accumulated other comprehensive loss	(31,173)	(31,680)
Total parent’s equity	877,360	2,335,812
Total Liabilities and Parent’s Equity	$3,157,124	$3,133,012

VESTIS CORPORATION
COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Fiscal Year Ended
	September 29, 2023	September 30, 2022
Cash flows from operating activities:
Net Income	$213,158	$141,679
Adjustments to reconcile Net Income to Net cash provided by operating activities:
Depreciation and amortization	136,504	134,352
Gain on sale of equity investment, net	(51,831)	—
Deferred income taxes	14,370	20,603
Share-based compensation expense	14,467	17,398
Asset write-downs	7,698	—
Personal protective equipment charges	—	26,183
Changes in operating assets and liabilities:
Receivables, net	(23,612)	(53,860)
Inventories, net	8,929	(631)
Rental merchandise in service, net	(5,334)	(42,226)
Other current assets	1,050	(2,586)
Accounts payable	(32,888)	31,398
Accrued expenses	(7,928)	(31,456)
Changes in other noncurrent liabilities	(944)	(2,183)
Changes in other assets	(8,813)	(4,140)
Other operating activities	(7,849)	(1,684)
Net cash provided by operating activities	256,977	232,847
Cash flows from investing activities:
Purchases of property and equipment and other	(77,870)	(76,449)
Disposals of property and equipment	11,180	7,316
Acquisition of certain businesses, net of cash acquired	—	(17,200)
Proceeds from sale of equity investment	51,869	—
Other investing activities	75	200
Net cash used in investing activities	(14,746)	(86,133)
Cash flows from financing activities:
Proceeds from long-term borrowings	1,500,000	—
Payments of financing lease obligations	(27,601)	(28,041)
Debt issuance costs	(13,749)	—
Net cash distributions to Parent	(1,688,919)	(134,502)
Net cash used in financing activities	(230,269)	(162,543)
Effect of foreign exchange rates on cash and cash equivalents	353	(1,541)
Increase (Decrease) in cash and cash equivalents	12,315	(17,370)
Cash and cash equivalents, beginning of period	23,736	41,106
Cash and cash equivalents, end of period	$36,051	$23,736

Non-GAAP Definitions

This release could include certain non-GAAP financial measures, such as Adjusted Revenue Growth (Organic), Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Debt. Vestis utilizes these measures when monitoring and evaluating operating performance. The non-GAAP financial measures presented herein are supplemental measures of Vestis’ performance that Vestis believes help investors because they enable better comparisons of Vestis’ historical results and allow Vestis’ investors to evaluate its performance based on the same metrics that Vestis uses to evaluate its performance and trends in its results. Vestis’ presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of Vestis’ results as reported under U.S. GAAP. Because of their limitations, these non-GAAP financial measures should not be considered as measures of cash available to Vestis to invest in the growth of Vestis’ business or that will be available to Vestis to meet its obligations. Vestis compensates for these limitations by using these non-GAAP financial measures along with other comparative tools, together with U.S. GAAP financial measures, to assist in the evaluation of operating performance. You should not consider these measures as alternatives to revenue, operating income, operating income margin, net income, net income margin or net cash provided by operating activities determined in accordance with U.S. GAAP. Vestis believes that these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures which exclude non-cash or other items that may not be indicative of or are unrelated to Vestis’ core operating results and the overall health of Vestis. Non-GAAP financial measures as presented by Vestis may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Adjusted Revenue Growth (Organic)

Adjusted Revenue Growth (Organic) measures our revenue growth trends excluding the impact of acquisitions and foreign currency, and we believe it is useful for investors to understand growth through internal efforts. We define “organic revenue growth” as the growth in revenues, excluding (i) acquisitions and (ii) the impact of foreign currency exchange rate changes, (iii) the impact of the 53rd week, when applicable.

Adjusted Revenue (Organic)

Adjusted Revenue (Organic) represents revenue as determined in accordance with U.S. GAAP, adjusted to exclude (i) acquisitions and (ii) the impact of foreign currency exchange rate changes, (iii) the impact of the 53rd week, when applicable.

Adjusted Operating Income

Adjusted Operating Income represents Operating Income adjusted for Amortization Expense of Acquired Intangibles; Share-based Compensation Expense; Severance and Other Charges; Merger and Integration Related Charges; Management Fees; Separation Related Charges; Estimated Impact of 53rd Week, when applicable; and Gain, Losses, Settlements and Other Items impacting comparability. Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.

Adjusted Operating Income Margin

Adjusted Operating Income Margin represents Adjusted Operating Income as a percentage of Revenue.

Adjusted EBITDA

Adjusted EBITDA represents Net Income adjusted for Provision for Income Taxes; Interest Expense and Other, net; and Depreciation and Amortization (EBTIDA), further adjusted for Share-based Compensation Expense; Severance and Other Charges; Merger and Integration Charges; Management Fees; Separation Related Charges; Estimated Impact of 53rd Week (when applicable); Gains, Losses, Settlements; and other items impacting comparability. Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of Revenue.

Free Cash Flow

Free Cash Flow represents Net cash provided by operating activities adjusted for Purchases of Property and Equipment and Other and Disposals of property and equipment.

Net Debt

Net Debt represents total principal debt outstanding and finance lease obligations, less cash and cash equivalents.

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
Consolidated
(In millions)

	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	December 31,	April 1,	July 1,	September 30,	September 30,	December 30,	March 31,	June 30,	September 29,	September 29,
	2021	2022	2022	2022	2022	2022	2023	2023	2023	2023
Revenue (as reported)	$661.1	$663.0	$679.7	$683.2	$2,687.0	$700.7	$699.3	$709.4	$715.9	$2,825.3
Effect of Currency Translation						5.0	4.4	3.3	1.7	14.4
Adjusted Revenue (Organic)						$705.7	$703.7	$712.7	$717.6	$2,839.7
Revenue Growth (as reported)						5.99%	5.48%	4.37%	4.79%	5.15%
Adjusted Revenue Growth (Organic)						6.75%	6.14%	4.86%	5.04%	5.68%

Operating Income (as reported)	$50.3	$54.4	$57.0	$30.5	$192.2	$44.4	$49.4	$66.3	$57.8	$217.9
Amortization Expense	6.4	6.5	6.5	6.5	25.9	6.5	6.5	6.5	6.5	26.0
Share-Based Compensation	4.3	4.2	4.4	4.5	17.4	4.5	3.5	3.6	2.9	14.5
Severance and Other Charges	—	—	—	—	—	—	5.5	(0.8)	0.2	4.9
Separation Related Charges	—	—	1.9	2.2	4.1	3.5	3.4	6.0	18.2	31.1
Management Fee	—	—	—	—	—	—	—	—	—	—
Gain, Losses, and Settlements	—	(2.9)	(0.6)	28.5	25.0	5.8	(2.6)	(2.9)	(1.1)	(0.8)
Total Operating Income Adjustments	$10.7	$7.8	$12.2	$41.7	$72.4	$20.3	$16.3	$12.4	$26.7	$75.7
Adjusted Operating Income (Non-GAAP)	$61.0	$62.2	$69.2	$72.2	$264.6	$64.7	$65.7	$78.7	$84.5	$293.6
Depreciation Expense	26.9	27.1	27.2	27.2	108.4	27.3	27.1	27.6	28.3	110.3
Adjusted EBITDA (Non-GAAP)	$87.9	$89.3	$96.4	$99.4	$373.0	$92.0	$92.8	$106.3	$112.8	$403.9
Operating Income Margin (as reported)	7.61%	8.21%	8.39%	4.46%	7.15%	6.34%	7.06%	9.35%	8.07%	7.71%
Adjusted Operating Income Margin (Non- GAAP)	9.23%	9.38%	10.18%	10.57%	9.85%	9.23%	9.40%	11.09%	11.80%	10.39%
Adjusted EBITDA Margin (Non-GAAP)	13.30%	13.47%	14.18%	14.55%	13.88%	13.13%	13.27%	14.98%	15.76%	14.30%

Net Income (as reported)	$35.1	$40.7	$42.6	$23.2	$141.6	$33.4	$36.9	$48.9	$94.0	$213.2
Provision for Income Taxes	12.1	13.8	14.5	7.9	48.3	11.1	12.7	17.4	15.4	56.6
Interest Expense and Other, net	3.1	(0.1)	(0.1)	(0.6)	2.3	(0.1)	(0.2)	—	0.2	(0.1)
Depreciation Expense	26.9	27.1	27.2	27.2	108.4	27.3	27.1	27.6	28.3	110.3
Operating Income Adjustments (Above)	10.7	7.8	12.2	41.7	72.4	20.3	16.3	12.4	26.7	75.7
Gain on Sale of Equity Investment, net	—	—	—	—	—	—	—	—	(51.8)	(51.8)
Adjusted EBITDA (Non-GAAP)	$87.9	$89.3	$96.4	$99.4	$373.0	$92.0	$92.8	$106.3	$112.8	$403.9

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
United States Segment
(In millions)

	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	December 31,	April 1,	July 1,	September 30,	September 30,	December 30,	March 31,	June 30,	September 29,	September 29,
	2021	2022	2022	2022	2022	2022	2023	2023	2023	2023
Revenue (as reported)	$601.3	$604.4	$618.1	$623.2	$2,447.0	$637.7	$636.9	$646.5	$654.3	$2,575.4
Effect of Currency Translation						—	—	—	—	—
Adjusted Revenue (Organic)						$637.7	$636.9	$646.5	$654.3	$2,575.4
Revenue Growth (as reported)						6.05%	5.38%	4.59%	4.99%	5.25%
Adjusted Revenue Growth (Organic)						6.05%	5.38%	4.59%	4.99%	5.25%

Operating Income (as reported)	$61.3	$65.4	$70.5	$45.8	$243.0	$63.8	$68.3	$84.0	$87.7	$303.8
Amortization Expense	6.3	6.4	6.4	6.4	25.5	6.4	6.4	6.4	6.4	25.6
Share-Based Compensation	—	—	—	—	—	—	—	—	—	—
Severance and Other Charges	—	—	—	—	—	—	5.7	(0.8)	0.2	5.1
Separation Related Charges	—	—	—	—	—	—	—	—	—	—
Management Fee	(1.8)	(1.8)	(1.8)	(1.8)	(7.2)	(1.9)	(1.9)	(1.9)	(1.8)	(7.5)
Gain, Losses, and Settlements	—	(2.9)	(0.6)	28.5	25.0	0.7	(5.2)	(2.9)	(1.1)	(8.5)
Total Operating Income Adjustments	$4.5	$1.7	$4.0	$33.1	$43.3	$5.2	$5.0	$0.8	$3.7	$14.7
Adjusted Operating Income (Non-GAAP)	$65.8	$67.1	$74.5	$78.9	$286.3	$69.0	$73.3	$84.8	$91.4	$318.5
Depreciation Expense	23.9	24.2	24.3	24.4	96.8	24.7	24.5	25.0	25.3	99.5
Adjusted EBITDA (Non-GAAP)	$89.7	$91.3	$98.8	$103.3	$383.1	$93.7	$97.8	$109.8	$116.7	$418.0
Operating Income Margin (as reported)	10.19%	10.82%	11.41%	7.35%	9.93%	10.00%	10.72%	12.99%	13.40%	11.80%
Adjusted Operating Income Margin (Non- GAAP)	10.94%	11.10%	12.05%	12.66%	11.70%	10.82%	11.51%	13.12%	13.97%	12.37%
Adjusted EBITDA Margin (Non-GAAP)	14.92%	15.11%	15.98%	16.58%	15.66%	14.69%	15.36%	16.98%	17.84%	16.23%

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
Canada Segment
(In millions)

	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	December 31,	April 1,	July 1,	September 30,	September 30,	December 30,	March 31,	June 30,	September 29,	September 29,
	2021	2022	2022	2022	2022	2022	2023	2023	2023	2023
Revenue (as reported)	$59.8	$58.6	$61.6	$60.0	$240.0	$63.0	$62.4	$62.9	$61.6	$249.9
Effect of Currency Translation						5.0	4.4	3.3	1.7	14.4
Adjusted Revenue (Organic)						$68.0	$66.8	$66.2	$63.3	$264.3
Revenue Growth (as reported)						5.35%	6.48%	2.11%	2.67%	4.13%
Adjusted Revenue Growth (Organic)						13.71%	13.99%	7.47%	5.50%	10.13%

Operating Income (as reported)	$4.8	$5.1	$5.3	$2.8	$18.0	$5.4	$1.5	$3.3	$3.5	$13.7
Amortization Expense	0.1	0.1	0.1	0.1	0.4	0.1	0.1	0.1	0.1	0.4
Share-Based Compensation	—	—	—	—	—	—	—	—	—	—
Severance and Other Charges	—	—	—	—	—	—	(0.2)	—	—	(0.2)
Separation Related Charges	—	—	—	—	—	—	—	—	—	—
Management Fee	1.8	1.8	1.8	1.8	7.2	1.9	1.9	1.9	1.8	7.5
Gain, Losses, and Settlements	—	—	—	—	—	—	—	—	—	—
Total Operating Income Adjustments	$1.9	$1.9	$1.9	$1.9	$7.6	$2.0	$1.8	$2.0	$1.9	$7.7
Adjusted Operating Income (Non-GAAP)	$6.7	$7.0	$7.2	$4.7	$25.6	$7.4	$3.3	$5.3	$5.4	$21.4
Depreciation Expense	2.8	2.8	2.8	2.7	11.1	2.5	2.5	2.5	2.9	10.4
Adjusted EBITDA (Non-GAAP)	$9.5	$9.8	$10.0	$7.4	$36.7	$9.9	$5.8	$7.8	$8.3	$31.8
Operating Income Margin (as reported)	8.03%	8.70%	8.60%	4.67%	7.50%	8.57%	2.40%	5.25%	5.68%	5.48%
Adjusted Operating Income Margin (Non- GAAP)	11.20%	11.95%	11.69%	7.83%	10.67%	11.75%	5.29%	8.43%	8.77%	8.56%
Adjusted EBITDA Margin (Non-GAAP)	15.89%	16.72%	16.23%	12.33%	15.29%	15.71%	9.29%	12.40%	13.47%	12.73%

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
Corporate
(In millions)

	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	December 31,	April 1,	July 1,	September 30,	September 30,	December 30,	March 31,	June 30,	September 29,	September 29,
	2021	2022	2022	2022	2022	2022	2023	2023	2023	2023
Operating Income (as reported)	$(15.8)	$(16.1)	$(18.8)	$(18.1)	$(68.8)	$(24.8)	$(20.4)	$(21.0)	$(33.4)	$(99.6)
Amortization Expense	—	—	—	—	—	—	—	—	—	—
Share-Based Compensation	4.3	4.2	4.4	4.5	17.4	4.5	3.5	3.6	2.9	14.5
Severance and Other Charges	—	—	—	—	—	—	—	—	—	—
Separation Related Charges	—	—	1.9	2.2	4.1	3.5	3.4	6.0	18.2	31.1
Management Fee				—	—	—	—	—	—	—
Gain, Losses, and Settlements	—	—	—	—	—	5.1	2.6	—	—	7.7
Total Operating Income Adjustments	$4.3	$4.2	$6.3	$6.7	$21.5	$13.1	$9.5	$9.6	$21.1	$53.3
Adjusted Operating Income (Non-GAAP)	$(11.5)	$(11.9)	$(12.5)	$(11.4)	$(47.3)	$(11.7)	$(10.9)	$(11.4)	$(12.3)	$(46.3)
Depreciation Expense	0.2	0.1	0.1	0.1	0.5	0.1	0.1	0.1	0.1	0.4
Adjusted EBITDA (Non-GAAP)	$(11.3)	$(11.8)	$(12.4)	$(11.3)	$(46.8)	$(11.6)	$(10.8)	$(11.3)	$(12.2)	$(45.9)

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW AND NET DEBT
(In millions)

	Fiscal Year Ended	Fiscal Year Ended
	September 29, 2023	September 30, 2022
Net cash provided by operating activities	$257.0	$232.8
Purchases of property and equipment and other	(77.9)	(76.4)
Disposals of property and equipment	11.2	7.3
Free Cash Flow (Non-GAAP)	$190.3	$163.7
Fiscal Year Ended
September 29, 2023
Total principal debt outstanding	$1,500.0
Finance lease obligations	132.9
Less: Cash and cash equivalents	36.1
Net Debt	$1,596.8

Contacts

Valerie Haertel
Investor Relations and External Communications
(470) 924-1293
Haertel-Valerie@vestis.com